Exhibit 10.2

Execution Version

SUCCESSOR AGENT AGREEMENT AND AMENDMENT NO. 4 TO THE

CREDIT AGREEMENT

SUCCESSOR AGENT AGREEMENT AND AMENDMENT NO. 4 TO THE CREDIT AGREEMENT (this “Amendment”), dated as of March 28, 2018, by and among ALENCO INC., a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders that are parties to the Credit Agreement referred to below (collectively, the “Lenders”), JPMORGAN CHASE BANK, N.A. (“JPMorgan”), in its capacity as successor Administrative Agent (in such capacity, the “Successor Agent”) and CITIBANK, N.A. (“Citi”) in its capacity as Administrative Agent (in such capacity, the “Existing Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1)        The Borrower, the Lenders and the Existing Agent have entered into a Second Amended and Restated Credit Agreement, dated as of October 20, 2011, as amended by (1) a letter amendment thereto dated as of June 15, 2012, (ii) that certain Amendment No. 2 to the Credit Agreement, dated as of June 28, 2013 and (iii) that certain Amendment No. 3 to the Credit Agreement, dated as of July 16, 2015 (such Second Amended and Restated Credit Agreement, as so amended, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2)        In connection with the Credit Agreement and to guarantee the obligations of the Borrower thereunder, Encana Corporation, a corporation amalgamated under the Canada Business Corporations Act (the “Guarantor”), and the Existing Agent have entered into that certain Second Amended and Restated Guaranty, dated as of October 20, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Guaranty”, and collectively with the Credit Agreement and the other Loan Documents, the “Existing Loan Documents”).

(3)        The Existing Agent desires to resign as Administrative Agent under the Existing Loan Documents, and the Required Lenders have agreed to appoint the Successor Agent to act as the successor Administrative Agent pursuant to Section 7.06 of the Credit Agreement and the Borrower approves the Required Lenders’ appointment of the Successor Agent as the successor Administrative Agent under the Existing Loan Documents and pursuant to the terms of this Amendment, the Successor Agent has agreed to accept the role of successor Administrative Agent in accordance with Section 7.06 of the Credit Agreement.

(4)        The Borrower, the Lenders and the Administrative Agent hereto have agreed to further amend the Credit Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, hereby agree as follows:

SUCCESSOR AGENT TERMS AND AMENDMENTS

Section 1.        Resignation and Appointment of Administrative Agent. Pursuant to Section 7.06(a) of the Credit Agreement, in each case, effective as of the Effective Date (as defined below) (i) the Existing Agent’s resignation shall be effective and each of the Borrower and the Required Lenders accepts the resignation of Citi as the Administrative Agent under the Existing Loan Documents, and Citi shall have no further obligations under the Existing Loan Documents in its capacity as the Administrative Agent (other than the obligations set forth in this Amendment and the obligations that survive pursuant to Section 7.06(b) of the Credit Agreement), (ii) the Required Lenders, after consultation with the Borrower, appoint JPMorgan to act as the Successor Agent, and (iii) the Borrower consents to the appointment of JPMorgan to act as the Successor Agent. As of the Effective Date, the Successor Agent accepts the appointment to act as the successor Administrative Agent under the Existing Loan Documents. Each of the parties hereto waives any inconsistency or conflict with the provisions in Section 7.06 of the Credit Agreement with respect to the resignation of Citi as Existing Agent and the appointment of JPMorgan as the Successor Agent.

Section 2.        Rights, Duties and Obligations of Successor Agent.

(a)        Effective as of the Effective Date, the Successor Agent shall be vested with all the rights, powers and privileges of the Existing Agent as described in the Existing Loan Documents and the Successor Agent assumes, from and after the Effective Date, the duties and obligations of the Existing Agent in accordance with the terms of the Existing Loan Documents, and the Existing Agent is discharged from all of its duties and obligations as the Administrative Agent under the Existing Loan Documents. Nothing in this Amendment or any other Existing Loan Documents shall be deemed a termination of the protective provisions and indemnities (collectively, the “Protective Provisions”) of any Existing Loan Document (including, without limitation, Article VII of the Credit Agreement and Sections 8.04(a) and (b) of the Credit Agreement, which provisions shall continue in effect for the benefit of the Existing Agent, its sub-agents and their respective affiliates in respect of any actions taken or omitted to be taken by any of them while acting as the Existing Agent or after the date hereof that survive the Existing Agent’s resignation pertaining to Citi in its capacity as Administrative Agent). The parties hereby agree that the Protective Provisions shall apply to all actions taken by Citi in its capacity as the Existing Agent under or in connection with this Amendment or the Existing Loan Documents, whether taken before, on or, to the extent in accordance with Sections 4 and 7 hereof, after the Effective Date.

(b)        Effective as of the Effective Date, the Existing Agent relinquishes all rights, powers and privileges (other than with respect to the Protective Provisions and other than those rights, powers and privileges provided in Sections 4 and 7 hereof) of the Existing Agent in its role as the Administrative Agent as described in the Existing Loan Documents and the Existing Agent is discharged from all of its duties and obligations as the Administrative Agent under the Existing Loan Documents, and nothing contained herein is intended to create any ongoing duty or obligation on the part of the Existing Agent, except as expressly provided herein and as set forth in Section 7.06(b) of the Credit Agreement. The parties hereto hereby confirm that the Protective Provisions to the extent they pertain to the Existing Agent, its sub-agents or their respective affiliates, continue in effect for the benefit of the Existing Agent in respect of any actions taken or omitted to be taken while the Existing Agent was acting as Administrative Agent and actions taken thereafter with respect to the obligations under this Amendment or actions taken in connection therewith or at the direction or request of the Successor Agent pursuant to this Amendment, and inure also to the benefit of the Existing Agent in respect of its obligations under Sections 4 and 7 hereof. Each of the parties hereto expressly agrees and acknowledges that the Successor Agent is not assuming any liability in the capacity as Administrative Agent (i) under or related to the Existing Loan Documents prior to the Effective Date, (ii) for any actions taken or omitted to be taken by Citi in its capacity as the Existing Agent under this Amendment, the Existing Loan Documents or the transactions contemplated hereby or thereby and (iii) for any and all claims under or related to the Existing Loan Documents that may have arisen or accrued prior to the Effective Date.

Section 3.        Information Regarding Status of Loan Documents. Attached hereto as Schedule I is a list of the Existing Loan Documents (other than the Notes, if any) delivered to the Successor Agent as of the date hereof, and as of the date hereof there have been no amendments, supplements, waivers or consents to the Existing Loan Documents, of which the Borrower or the Existing Agent has knowledge or to which it is a party, except as set forth in Schedule I.

Section 4.        Covenants of the Existing Agent. The Existing Agent covenants and agrees that it will, in each case, at the Borrower’s expense (in accordance with and pursuant to Section 8.04(a) of the Credit Agreement, which are incorporated by reference herein mutatis mutandis) use commercially reasonable efforts to: (i) deliver, or cause to be delivered, promptly to the Successor Agent (A) execution versions of the Credit Agreement and the other Existing Loan Documents listed on Schedule I, provided that the Existing Agent will deliver executed originals of such documents if such documents are readily available to the Existing Agent and the Successor Agent reasonably deems it is necessary to have such an executed original in its possession (it being understood that executed originals of such documents may not be readily available to the Existing Agent) and (B) a copy of the Register as of the Effective Date; (ii) make available to the Successor Agent all written notices or documents, financial statements and other written requests delivered by the Borrower, in accordance with the notice provisions in Section 8.02 of the Credit Agreement, to the Existing Agent under Section 5.01(h) of the Credit Agreement and received by the Existing Agent, in each case, to the extent such notices, documents, statements or requests have been posted on the Platform; (iii) execute and/or furnish all documents, agreements or instruments as may be reasonably requested by the Successor Agent to transfer the rights, powers and privileges of the Existing Agent under the Existing Loan Documents, in its capacity as Administrative Agent, to the Successor Agent, and (iv) take all actions reasonably requested by the Successor Agent or its representatives to facilitate the transfer of information to the Successor Agent in connection with the Existing Loan Documents. Each delivery made by the Existing Agent in accordance with the immediately preceding sentence is made “as is” and “as available”, the Borrower and the Successor Agent affirm the provisions of Section 7.03 of the Credit Agreement with respect thereto, and the Borrower hereby consents to all actions taken by the Existing Agent and the Successor Agent pursuant to the immediately preceding sentence. It is the intention and understanding of the Borrower, Existing Agent and the Successor Agent that any disclosure, sharing or exchange of information under this Section 4 that is otherwise protected against disclosure by privilege, doctrine or rule of confidentiality (such information, “Privileged Information”) (i) will not waive any applicable privilege, doctrine or rule of confidentiality from such disclosure, (ii) will not diminish the confidentiality of the Privileged Information and (iii) will not be asserted as a waiver of any such privilege, doctrine or rule by the Borrower, Existing Agent or the Successor Agent.

Section 5.        Successor Agent’s Fees and Expenses. Commencing on the Effective Date, (a) the Successor Agent shall be entitled to receive the agency fees as set forth in, and in accordance with, that certain fee letter dated March 9, 2018, between the Borrower and the Successor Agent and (b) the Existing Agent shall cease to be entitled to receive any agency fee as Administrative Agent relating to the Loan Documents; provided that the Existing Agent shall remain entitled to receive from the Borrower any unpaid fees owed to it by the Borrower pursuant to Section 2.05(c) of the Credit Agreement or any unpaid costs or expenses owed to it by the Borrower pursuant to Section 8.04(a) of the Credit Agreement. The Protective Provisions shall remain in full force and effect for the benefit of the Successor Agent while acting as the Administrative Agent.

Section 6.        Indemnification; Releases.

(a)        Notwithstanding anything in this Amendment or in the Loan Documents to the contrary, the provisions of Section 8.04 of the Credit Agreement shall continue in effect for the benefit of the Existing Agent and its sub-agents, in each case, in their capacity as such, in connection with or as a result of the execution or delivery of this Amendment, any other Loan Document, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder (including, without limitation, for any actions taken or omitted to be taken by any of them in connection with any of the foregoing while the Existing Agent was acting as Administrative Agent) or the consummation of the transactions contemplated hereby or thereby.

(b)        The Successor Agent shall not bear any responsibility or liability for any actions taken or omitted to be taken by the Existing Agent during the Existing Agent’s service as Administrative Agent under the Existing Loan Documents or the Loan Documents or otherwise contemplated by any Loan Document or any agreement contemplated by any Loan Document.

Section 7.        Return of Payments.

(a)        In the event that, after the Effective Date, the Existing Agent receives any principal, interest or other amount owing to any Lender or the Successor Agent under the Credit Agreement or any other Loan Document, the Existing Agent agrees that such payment shall be held in trust for the Successor Agent, and the Existing Agent shall forward such payment to the Successor Agent for payment to the Person entitled thereto.

(b)        In the event that, after the Effective Date, the Successor Agent receives any principal, interest or other amount owing to Existing Agent under the Credit Agreement or any other Loan Document, the Successor Agent agrees that such payment shall be held in trust for the Existing Agent, and the Successor Agent shall forward such payment to the Existing Agent.

Section 8.        Consent to Amendment to Parent Credit Agreement. Pursuant to Section 7(a) of the Guaranty, the Guarantor hereby requests, and the Required Lenders hereby consent, on the terms and conditions stated below, to the amendment to that certain Restated Credit Agreement, dated as of July 16, 2015, among the Guarantor, the financial and other institutions from time to time party thereto as lenders and Royal Bank of Canada as agent, in substantially the form attached hereto as Exhibit A (the “Parent Amendment”).

Section 9.        Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 11 hereof, hereby amended as follows:

(a)        The introductory paragraph is amended to delete references to “(the “Swing Line Bank”)” and “(the “Administrative Agent”)” set forth therein. All references in the Credit Agreement (including the exhibits thereto) to Citi as Administrative Agent, Initial Issuing Bank and/or Swing Line Bank are hereby amended to reference JPMorgan as Administrative Agent, Initial Issuing Bank and/or Swing Line Bank, as applicable.

(b)        The following new definitions are added to Section 1.01 in appropriate alphabetical order:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code to which Section 4975 of the Internal Revenue Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of a credit institution or investment firm described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fourth Amendment Effective Date” means March 28, 2018.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it, acting reasonably; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant Register” has the meaning assigned to such term in Section 8.07(d).

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(c)        The definition of “Administrative Agent” in Section 1.01 is amended in full to read as follows:

““Administrative Agent” means JPMorgan.”

(d)        The definitions of “Applicable Margin”, “Applicable Fee Rate” and “Applicable Percentage” in Section 1.01 are amended in full to read as follows:

““Applicable Margin” means with respect to Base Rate Advances or Eurodollar Rate Advances outstanding at any time, “Applicable Fee Rate” means with respect to Letters of Credit outstanding at any time, and “Applicable Percentage” means, at any time, a rate per annum equal to the margin or rate, as the case may be, set out in the following table under the applicable column opposite the applicable rating category assigned by S&P or Moody’s to the long term senior unsecured debt of the Guarantor at such time; provided, that (a) if at such time the rating so assigned by one of such agencies differs from the rating assigned by the other agency by only one level, then the Applicable Margin for such Base Rate Advances or Eurodollar Rate Advances (as applicable), the Applicable Fee Rate for such Letters of Credit or the Applicable Percentage, as the case may be, shall be the margin or rate, as the case may be, set forth opposite the higher of the two levels so assigned by such agencies, (b) if at such time the rating so assigned by one of such agencies differs from the rating assigned by the other agency by two or more levels (for example, BBB by S&P and lower than Baa3 by

Moody’s), then the Applicable Margin for such Base Rate Advances or Eurodollar Rate Advances (as applicable), the Applicable Fee Rate for such Letters of Credit or the Applicable Percentage, as the case may be, shall be the margin or rate, as the case may be, set forth opposite one level below the higher of the two levels so assigned by such agencies and (c) if at such time only one of such agencies assigns a rating, then the Applicable Margin for such Base Rate Advances or Eurodollar Rate Advances, the Applicable Fee Rate for such Letters of Credit or the Applicable Percentage, as the case may be, shall be the margin or rate, as the case may be, opposite the sole rating:

Rating Level (S&P/Moody’s)	Applicable Margin for Base Rate Advances	Applicable Margin for Eurodollar Rate Advances and Applicable Fee Rate for Letters of Credit	Applicable Percentage
A- / A3 or higher	0.0 bps	100.0 bps	10.0 bps
BBB+ / Baal	12.5 bps	112.5 bps	12.5 bps
BBB / Baa2	25.0 bps	125.0 bps	17.5 bps
BBB- / Baa3	50.0 bps	150.0 bps	22.5 bps
BB+ / Ba1	87.5 bps	187.5 bps	27.5 bps
lower than BB+ / lower than Ba1, or unrated by both agencies	112.5 bps	212.5 bps	37.5 bps

provided, further, that, with respect to Letters of Credit which are not characterized as Direct Credit Substitutes (as determined by the applicable Issuing Bank, acting reasonably), the Applicable Fee Rate shall be 66.67% of the applicable rates described above; provided that, if any such Letter of Credit were determined by the Office of the Superintendent of Financial Institutions Canada, or by any federal regulatory authority in the United States, to be a Direct Credit Substitute after the issuance thereof, the Applicable Fee Rate shall be adjusted to 100.00% of the applicable rates described above with retroactive effect to the date of issuance and the incremental issuance fee payable for the period from the date of issuance to the date of such determination shall be payable on the final Business Day of the earliest of the next March, June, September and December.”

(e)        The definition of “Administrative Agent’s Account” in Section 1.01 is amended in full to read as follows:

““Administrative Agent’s Account” means the following account of the Administrative Agent maintained at JPMorgan Chase Bank, N.A., with ABA No.

XXXXXXXXX, Account Name: LS2 Incoming Account, Account No. XXXXXXXXXXXXXXX, Attention: Loan & Agency, and Reference: Alenco Inc.”

(f)        The definition of “Base Rate” in Section 1.01 is amended in full to read as follows:

““Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus  1⁄2 of 1% and (c) the LIBO Rate for a one month Interest Period on such day plus 1%. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the LIBO Rate, respectively.”

(g)        The definition of “Consolidated Net Tangible Assets” in Section 1.01 is amended to add the words “(or, in the case of the Borrower, the annual audited balance sheet of the Guarantor)” after the word “audited” therein.

(h)        The definition of “Defaulting Lender” in Section 1.01 is amended to: (i) restate the lead-in as follows, “means, at any time, subject to Section 2.21(c), any Lender that (i),”; (ii) delete the phrase “Such Lender” in clauses (i), (ii) (iii) and (iv); (iii) delete the word “or” immediately before clause (v); (iv) restate the first clause in clause (v) immediately before the proviso as follows: “has become, or its Parent Company has become, the subject of a Lender Insolvency Event;”; (v) insert the words “, or (vi) has become, or its Parent Company has become, the subject of a Bail-In Action” after the phrase “made with such Lender” in clause (v); and (vi) replace the phrase “clauses (i) through (v)” with the phrase “clauses (i) through (vi)” in the final sentence thereof.

(i)        The defined term “Equity of the Borrower” in Section 1.01 is deleted in its entirety.

(j)        The definition of “Eurodollar Rate Reserve Percentage” in Section 1.01 is amended in full to read as follows:

““Eurodollar Rate Reserve Percentage” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. Eurodollar Rate Advances shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Eurodollar Rate Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.”

(k)        The definition of “Federal Funds Rate” in Section 1.01 is amended in full to read as follows:

““Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, or, if such day is not a Business Day, such rate for the immediately preceding Business Day for which the same is published or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transaction received by the Administrative Agent, or in the case of Swing Line Borrowing, the applicable Swing Line Bank, from three federal funds brokers of recognized standing selected by the Administrative Agent or the applicable Swing Line Bank, acting reasonably, provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.”

(l)        The definition of “FATCA” in Section 1.01 is amended in full to read as follows:

““FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the Fourth Amendment Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Internal Revenue Code.”

(m)        The definition of “GAAP” in Section 1.01 is amended to insert the phrase “(or, in the case of the Borrower, the Guarantor’s most recent audited annual)” after the words “audited annual”.

(n)        The definition of “LIBO Rate” in Section 1.01 is amended in full to read as follows:

““LIBO Rate” means, for any Interest Period, the rate of interest per annum, calculated on the basis of a year of 360 days, appearing on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or any successor or substitute page on such screen that displays such rate) as the London interbank offered rate for deposits in the applicable currency at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term equivalent to such Interest Period, or, if such rate does not appear on such page or service or if such page or service is not available, the rate of interest per annum determined by the Administrative Agent to be the offered rate for deposits in the applicable currency with a term equivalent to such Interest Period on such other page or other service which displays an average of the London interbank offered rate administered by the ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate); provided that, if the LIBO Rate is not available at such time for a term equivalent to such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be determined by the Administrative Agent acting reasonably to be equal to the rate of interest per annum (rounded to the same number of decimal places as the LIBO Rate), calculated on the basis of a year of 360 days, that results from interpolating on a linear basis between (i) the LIBO Rate for the longest period for which the LIBO Rate is available that is shorter than such Impacted Interest Period and (ii) the LIBO Rate for the shortest period for which the LIBO Rate is available that is longer than the Impacted Interest Period, in each case, at such time; provided further that, (x) if the LIBO Rate as determined in accordance with the foregoing is not available, the LIBO Rate shall be the Reference Bank Rate for such Interest Period and (y) if the LIBO Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.”

(o)        The definition of “Swing Line Bank” in Section 1.01 is amended in full to read as follows:

““Swing Line Bank” means JPMorgan.”

(p)        The definition of “Termination Date” in Section 1.01 is amended in full to read as follows:

““Termination Date” means July 15, 2022, or, if extended pursuant to Section 8.11, the Extended Termination Date or, in any case, if earlier, the date of termination in whole of the Commitments pursuant to Section 2.06 or 6.01.”

(q)        Section 2.01(b) is amended by inserting the following sentence to read as follows immediately following the first sentence thereof:

“In addition, at no time shall the sum of any Lender’s (a) outstanding principal amount of Revolving Credit Advances, (b) (i) aggregate undrawn amount of outstanding Letters of Credit plus (ii) payments made by such Lender in connection with any Letter of Credits that have not yet been reimbursed by the Borrower and (c) aggregate principal amount of swingline exposure at such time (less the amount of any participations funded by the other Lenders in such Swing Line Borrowing) (clauses (a), (b) and (c), collectively, such Lender’s “Revolving Credit Exposure”) exceed its total Commitment.”

(r)        Section 2.01(c) is amended by restating the proviso in the first sentence as follows:

“; provided, however, that the Swing Line Bank shall have no obligation to make Swing Line Advances to the Borrower in an aggregate principal amount at any time outstanding that would result in (i) the aggregate principal amount of outstanding Swing Line Advances made by the Swing Line Bank exceeding such Swing Line Bank’s Swing Line Sub-Commitment, (ii) such Swing Line Bank’s Revolving Credit Exposure exceeding its Commitment or (iii) the aggregate Revolving Credit Exposure of the Lenders collectively exceeding the aggregate total Commitments of the Lenders under the Agreement; provided further, that a Swing Line Bank shall not be required to make a Swing Line Advance to refinance an outstanding Swing Line Advance.”

(s)        Section 2.03(a) is amended by adding to the end thereof the following sentences to read as follows:

“Each Lender acknowledges and agrees that its obligation to acquire participations in Swing Line Advances pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The Administrative Agent shall notify the Borrower of any participation in any Swing Line Advance acquired pursuant to this paragraph, and thereafter payments in respect of such Swing Line Advance shall be made to the Administrative Agent and not to such Swing Line Bank. Any amounts received by a Swing Line Bank from the Borrower (or other party on behalf of the Borrower) in respect of a Swing Line Advance after receipt by such Swing Line Advance of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to such Swing Line Bank, as their interests may appear; provided that any such payment so remitted shall be repaid to such Swing Line Bank or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swing Line Advance pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.”

(t)        Section 2.03 is amended by adding to the end thereof the following new paragraphs to read as follows:

“(c) Any Swing Line Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swing Line Bank and the successor Swing Line Bank. The Administrative Agent shall notify the Lenders of any such replacement of a Swing Line Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swing Line Bank pursuant to Section 2.08(a). From and after the effective date of any such replacement, (x) the successor Swing Line Bank shall have all the rights and obligations of the replaced Swing Line Bank under this Agreement with respect to Swing Line Borrowings made thereafter and (y) references herein to the term “Swing Line Bank” shall be deemed to refer to such successor or to any previous Swing Line Bank, or to such successor and all previous Swing Line Banks, as the context shall require. After the replacement of a Swing Line Bank hereunder, the replaced Swing Line Bank shall remain a party hereto and shall continue to have all the rights and obligations of a Swing Line Bank under this Agreement with respect to Swing Line Borrowings made by it prior to its replacement, but shall not be required to make additional Swing Line Borrowing.

(d) Subject to the appointment and acceptance of a successor Swing Line Bank, any Swing Line Bank may resign as a Swing Line Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Swing Line Bank shall be replaced in accordance with Section 2.03(c) above.”

(u)        Section 2.04 is amended by adding to the end thereof the following new paragraphs to read as follows:

“(f) An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.07(b). From and after the effective date of any such replacement, (x) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued thereafter and (y) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Banks, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(g) Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.04(f) above.”

(v)        Section 2.15(e)(i) is amended to: (i) replace the phrase “W-8BEN or W-8ECI” with “W-8BEN, W-8BEN-E or W-8ECI” in each instance that it occurs therein and (ii) replace the phrase at the end of the first sentence “in the case of a Lender Party claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of “portfolio interest,” a statement substantially in the form of Exhibit H” with the following: “(a) in the case of a Lender Party claiming the benefits of the exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of

“portfolio interest,” a statement substantially in the form of Exhibit H-1, or (b) to the extent a Lender Party is not the beneficial owner, executed copies of Internal Revenue Service form W-8IMY, accompanied by Internal Revenue Service form W-8ECI, Internal Revenue Service form W-8BEN, Internal Revenue Service form W-8BEN-E, a statement substantially in the form of Exhibit H-2 or Exhibit H-3, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Lender Party is a partnership and one or more direct or indirect partners of such Lender Party are claiming the portfolio interest exemption, such Lender Party may provide a statement substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner”.

(w)        Section 5.01(h)(i) is amended by replacing the phrase “(subject to year-end audit adjustments)” with “(subject to year-end adjustments and the absence of footnotes)”.

(x)        Section 5.01(h)(ii) is amended in full to read as follows:

“(ii) as soon as available and in any event within 95 days after the end of each fiscal year of the Guarantor, a copy of the Consolidated financial statements of the Guarantor comprising the Consolidated balance sheet, the Consolidated statement of earnings, the Consolidated statement of comprehensive income, the Consolidated statement of changes in shareholders’ equity and the Consolidated statement of cash flows pertaining to such fiscal year, together with the report and opinion of its independent auditors thereon confirming that such financial statements have been prepared in accordance with GAAP, together with a Compliance Certificate;”

(y)        Article VII is amended by adding to the end thereof a new Section 7.10 to read as follows:

“SECTION 7.10        Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Advances, the Letters of Credit or the Commitments;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i) none of the Administrative Agent or any of its respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto);

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations);

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Internal Revenue Code, or both, with respect to the Advances, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and

(v) no fee or other compensation is being paid directly to the Administrative Agent or any of its respective Affiliates for investment advice (as opposed to other services) in connection with the Advances, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Advances, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Advances, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Advances, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.”

(z)        Section 8.02(d) is amended by adding to the end thereof the following new paragraphs to read as follows:

“(iii) Although the Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Fourth Amendment

Effective Date, a user ID/password authorization system) and the Platform is secured through a per-deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrower hereby approves distribution of the Communications through the Platform and understands and assumes the risks of such distribution.”

(aa)    Section 8.02(a)(ii) is amended in full to read as follows:

“if to the Administrative Agent, to JPMorgan Primary Servicing Account Manager, Attention: Eugene H. Tull, Telephone: (302) 634 5881, facsimile no.: (302) 634 1417, email: eugene.h.tulliii@chase.com, and a copy to: JPMorgan Secondary Servicing Account Manager, Attention: Kristen Bazink, Telephone: (302) 634 2633, facsimile no.: (302) 634 1417, email: kristen.bazink@chase.com.”

(bb)    Section 8.07(c) is amended by replacing the phrase “an agent” with the phrase “a non-fiduciary agent”.

(cc)    Section 8.07(d) is amended by adding to the end thereof the following sentence:

“Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or any successor regulation. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.”

(dd)    Article VIII is amended by adding to the end thereof a new Section 8.15 to read as follows:

“SECTION 8.15    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)

the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-In Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)

a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.”

(ee)        Schedule I is amended in full to read as set forth on Schedule II to this Amendment.

(ff)        Exhibit H is amended and restated in full to read as set forth on Exhibit B to this Amendment.

Section 10.        Waiver; Assignment. The requirements of Section 2.17(b) and Section 8.11 of the Credit Agreement are, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 11 below, hereby waived to the extent that such Sections require prior notice or execution and delivery of an assignment agreement to effect an assignment by any Lender that does not agree to extend its Commitment as set forth in this Amendment. Accordingly, after giving effect to this Amendment, only those Lenders listed on Schedule II to this Amendment shall have any Commitment or be considered Lenders under the Credit Agreement, in such amounts as set forth on Schedule II.

For an agreed consideration, each Assignor (as defined below) hereby irrevocably sells and assigns to the Increasing Lenders (as defined below), and each Increasing Lender hereby irrevocably purchases and assumes from each Assignor, subject to and in accordance with this Amendment and the Credit Agreement, as of the Effective Date the Assigned Interests (as defined below). Each such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Amendment, without representation or warranty by any Assignor.

Each Lender whose Revolving Credit Commitment is reduced or terminated by giving effect to this Amendment (each, an “Assignor”): (a) represents and warrants that (i) it is the legal and beneficial owner of the relevant Assigned Interest (as defined below), (ii) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby, and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

Each Lender whose Revolving Credit Commitment is increased (or created) by giving effect to this Amendment, whether by assignment of an Assigned Interest or otherwise (each, an “Increasing Lender”): (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and becomes a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 8.07(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 8.07(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by its Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire its Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01(h) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and to purchase its Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to assume its Assigned Interest and (vii) it has delivered on the Effective Date any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, if any, duly completed and executed by such Increasing Lender; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, any Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

“Assigned Interest” means (i) all of the respective Assignors’ rights and obligations in their respective capacities as Lenders under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the Revolving Credit Commitments of the respective Assignors to the extent being assigned under this Agreement and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the respective Assignors (in their respective capacities as Lenders) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above.

Section 11.        Conditions of Effectiveness. This Amendment shall become effective as of the date when, and only when (the date on which such conditions are satisfied, the “Effective Date”):

(a)        (x) the Successor Agent shall have received counterparts of this Amendment executed by the Borrower and all of the Lenders listed on Schedule II hereto and the consent attached hereto executed by the Guarantor, (y) the Borrower shall have paid to the Successor Agent, for the benefit of the Lenders, all fees then due and payable and (z) and the Successor Agent shall have additionally received all of the following documents, each such document (unless otherwise specified) dated the date of receipt thereof by the Successor Agent (unless otherwise specified), in form and substance reasonably satisfactory to the Successor Agent:

(b)        Certified copies of the resolutions of the board of directors (or persons performing similar functions) of the Borrower and the Guarantor approving transactions of the type contemplated by this Amendment.

(c)        An opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, special New York counsel to the Borrower, in substantially the form of Exhibit D-2 to the Credit Agreement or otherwise in a form reasonably satisfactory to the Successor Agent.

(d)        A certificate signed by a duly authorized officer of the Borrower stating that:

(i)        the representations and warranties contained in Section 12(a) hereof are correct in all material respects, except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct, on and as of the date of such certificate as though made on and as of such date; and

(ii)        no event has occurred and is continuing that constitutes a Default.

Section 12.      Representations and Warranties.

(a)        The Borrower represents and warrants as follows:

(i)            The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(ii)            The execution, delivery and performance by the Borrower of this Amendment, the Credit Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (x) the Borrower’s charter or by-laws or (y) law or any contractual restriction binding on or affecting the Borrower.

(iii)            No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Borrower of this Amendment or the Credit Agreement.

(iv)            This Amendment has been duly executed and delivered by the Borrower. This Amendment and the Credit Agreement are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and may be subject to the discretion of courts with respect to the granting of equitable remedies and to the power of courts to stay proceedings for the execution of judgments.

(v)            There is no action, suit, litigation or proceeding affecting the Borrower or any of its Subsidiaries, including any Environmental Action, pending or, to the best of the Borrower’s knowledge after reasonable investigation, overtly threatened, before any court, governmental agency or arbitrator that (x) is reasonably likely to be determined adversely, and if determined adversely, would have a Material Adverse Effect or (y) purports to affect adversely the legality, validity or enforceability of this Amendment, the Credit Agreement or the consummation of the transactions contemplated hereby and thereby.

(vi)            Since December 31, 2017, there has been no Material Adverse Change.

(b)        Each Lender Party signatory hereto hereby severally, and not jointly, represents and warrants as follows to the Successor Agent and to the Existing Agent:

(i)            as of the date hereof, all information pertaining to such Lender Party as set forth below its signature block is true and correct; and

(ii)            such Lender Party is duly authorized to execute and perform its obligations under this Amendment.

Section 13.      Reference to and Effect on the Loan Documents.

(a)      On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. This Amendment shall constitute a Loan Document.

(b)      The Credit Agreement and each of the other Loan Documents as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)      The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

Section 14.      Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic means shall be effective as delivery of an originally executed counterpart of this Amendment.

Section 15.      Governing Law; Jurisdiction; Jury Trial. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York. The jurisdiction and waiver of jury trial provisions in Sections 8.13 and 8.14 of the Credit Agreement, respectively, are incorporated herein by reference mutatis mutandis.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers or representative thereunto duly authorized, as of the date first above written.

ALENCO INC.

By:	/s/ Sherri A. Brillon
Name: Sherri A. Brillon
Title: President

By:	/s/ H. Jason Verhaest
Name: H. Jason Verhaest
Title: Treasurer

Agreed as of the date first above written:

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Swing Line Bank, Issuing Bank and a Lender

By:	/s/ Dave Katz
Name: Dave Katz
Title: Executive Director

CITIBANK, N.A., as Existing Agent and a Lender

By:	/s/ Peter Kardos
Name: Peter Kardos
Title: Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ James K.G. Campbell
Name: James K.G. Campbell
Title: Director

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

MIZUHO BANK, LTD., as a Lender

By:	/s/ Brad Crilly
Name: Brad Crilly
Title: Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Kevin Sparks
Name: Kevin Sparks
Title: Director

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By:	/s/ Josh Rosenthal
Name: Josh Rosenthal
Title: Authorized Signatory

EXPORT DEVELOPMENT CANADA, as a Lender

By:	/s/ Christopher Wilson
Name: Christopher Wilson
Title: Financing Manager

By:	/s/ Christiane de Billy
Name: Christiane de Billy
Title: Principal

CREDIT SUISSE AG, TORONTO BRANCH, as a Lender

By:	/s/ Chris Gage
Name: Chris Gage
Title: Authorized Signatory

By:	/s/ Szymon Ordys
Name: Szymon Ordys
Title: Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Nathan Starr
Name: Nathan Starr
Title: Vice President

BANK OF MONTREAL, CHICAGO BRANCH, as a Lender

By:	/s/ Brian L. Banke
Name: Brian L. Banke
Title: Managing Director

CANADIAN IMPERIAL BANK OF COMMERCE, as a Lender

By:	/s/ Joelle Chatwin
Name: Joelle Chatwin
Title: Executive Director

By:	/s/ Chris Perks
Name: Chris Perks
Title: Managing Director

NATIONAL BANK OF CANADA, as a Lender

By:	/s/ Erin R. Welte
Name: Erin R. Welte
Title: Authorized Signatory

By:	/s/ Mark Williamson
Name: Mark Williamson
Title: Authorized Signatory

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Tim VandeGriend
Name: Tim VandeGriend
Title: Authorized Signatory

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Albert Kwan
Name: Albert Kwan
Title: Director

By:	/s/ Scarlett Crockatt
Name: Scarlett Crockatt
Title: Associate Director

TORONTO DOMINION (TEXAS) LLC, as a Lender

By:	/s/ Wallace Wong
Name: Wallace Wong
Title: Authorized Signatory

Agreed, and executed solely in its capacity as an Assignor under Section 10 of the foregoing Amendment:

CREDIT AGRICOLE CORPORATE & INVESTMENT BANK, as an Assignor

By:	/s/ Lucie Campos Caresmel
Name: Lucie Campos Caresmel
Title: Director

By:	/s/ Gordon Yip
Name: Gordon Yip
Title: Director

SUMITOMO MITSUI BANKING CORPORATION, as an Assignor

By:	/s/ Katsuyuki Kubo
Name: Katsuyuki Kubo
Title: Managing Director

SCHEDULE I TO AMENDMENT

EXISTING LOAN DOCUMENTS

•

Second Amended and Restated Credit Agreement, dated as of October 20, 2011, by and among Alenco Inc., a Delaware corporation, as Borrower, the Lender Parties party thereto from time to time, and Citibank N.A., as Administrative Agent.

•

A letter amendment to the Second Amended and Restated Credit Agreement, dated as of June 15, 2012, by and among the Borrower, the Lender Parties party thereto, and Citibank N.A., as Administrative Agent.

•	Amendment No. 2 to the Credit Agreement, dated as of June 28, 2013, by and among the Borrower, the Lender Parties party thereto, and Citibank N.A., as Administrative Agent.

•	Amendment No. 3 to the Credit Agreement, dated as of July 16, 2015, by and among the Borrower, the Lender Parties party thereto, and Citibank N.A., as Administrative Agent.

•

Second Amended and Restated Guaranty, dated as of October 20, 2011, between Encana Corporation, a corporation amalgamated under the Canada Business Corporations Act, and Citibank N.A., as Administrative Agent.

SCHEDULE II TO AMENDMENT

SCHEDULE I

COMMITMENTS

Name of Lender	Revolving Credit Commitment	Letter of Credit Sub-Commitment	Swing Line Sub- Commitment
JPMorgan Chase Bank, N.A.	$245,000,000	$25,000,000	$25,000,000
Bank of America, N.A.	$145,000,000
Barclays Bank PLC	$145,000,000
Citibank, N.A.	$145,000,000
Mizuho Bank, Ltd.	$145,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$145,000,000
Goldman Sachs Lending Partners LLC	$120,000,000
Export Development Canada	$120,000,000
Credit Suisse AG, Toronto Branch	$100,000,000
Wells Fargo Bank, National Association	$100,000,000
Bank of Montreal, Chicago Branch	$15,000,000
Canadian Imperial Bank of Commerce	$15,000,000
National Bank of Canada	$15,000,000
Royal Bank of Canada	$15,000,000
The Bank of Nova Scotia	$15,000,000
Toronto Dominion (Texas) LLC	$15,000,000
Total of Commitments:	$1,500,000,000	$25,000,000	$25,000,000

CONSENT

Dated as of March 28, 2018

The undersigned, ENCANA CORPORATION, a corporation amalgamated under the Canada Business Corporations Act, as Guarantor under the Second Amended and Restated Guaranty, dated as of October 20, 2011 (the “Guaranty”), in favor of the Administrative Agent, the Lenders and the Issuing Banks referred to in the Second Amended and Restated Credit Agreement, dated as of October 20, 2011, as amended by that certain (i) letter amendment thereto, dated as of June 15, 2012, (ii) Amendment No. 2 to the Credit Agreement, dated as of June 28, 2013 and (iii) Amendment No. 3 to the Credit Agreement, dated as of July 16, 2015 (such Credit Agreement, as so amended, the “Credit Agreement”) hereby consents to the Successor Agent Agreement and Amendment No. 4 to the Credit Agreement, dated as of March 28, 2018, among Alenco Inc., a Delaware corporation, as Borrower, JPMorgan Chase Bank, N.A., in its capacity as successor Administrative Agent, Citibank, N.A. in its capacity as existing Administrative Agent for the Lender Parties (as defined therein) and the lenders party thereto (the “Amendment”), and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by such Amendment.

[Remainder of page intentionally left blank]

ENCANA CORPORATION

By:	/s/ Sherri A. Brillon
Name: Sherri A. Brillon
Title: Executive Vice-President & Chief Financial Officer

By:	/s/ H. Jason Verhaest
Name: H. Jason Verhaest
Title: Vice-President, Planning & Treasurer

Exhibit A

Parent Amendment

(see attached)

Execution version

FIRST AMENDING AGREEMENT

THIS AMENDING AGREEMENT dated as of March 28, 2018.

AMONG:

ENCANA CORPORATION, a corporation amalgamated under the laws of Canada, having its executive office in Calgary, Alberta, Canada (the “Borrower”)

OF THE FIRST PART,

- and -

Each of the financial and other institutions which are signatories hereto, in their capacities as Lenders

OF THE SECOND PART,

- and -

ROYAL BANK OF CANADA, a Canadian chartered bank having its head office in Toronto, Ontario, Canada, in its capacity from time to time as agent hereunder (in such capacity, the “Agent”)

OF THE THIRD PART.

WHEREAS pursuant to a Restated Credit Agreement dated as of July 16, 2015 among Encana Corporation as “Borrower”, the financial and other institutions named therein from time to time in their capacities as Lenders, as “Lenders”, and Royal Bank of Canada as “Agent” (the “Credit Agreement”), the Lenders made a credit facility available to the Borrower;

AND WHEREAS the parties hereto have agreed to make certain amendments to the Credit Agreement as hereinafter set forth.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in accordance with the provisions of the Credit Agreement, the parties hereto agree as follows:

Section 1       Defined Terms

Capitalized terms used herein, including the recitals hereto, shall have the meanings ascribed thereto in the Credit Agreement, as amended by this Amending Agreement, unless otherwise defined herein and:

“Amended Credit Agreement” means the Credit Agreement, as amended by this Amending Agreement;

“Amending Agreement” means this First Amending Agreement;

“Amendment Effective Date” means the first date on or after the date hereof on which all of the conditions precedent in Section 4 hereof are satisfied; and

“Withdrawing Lender” means any financial or other institution that is a Lender under the Credit Agreement immediately prior to the Amendment Effective Date and will not be continuing as a Lender under the Amended Credit Agreement.

Section 2         Amendments to Credit Agreement

(a)	The cover page of the Credit Agreement is hereby amended by deleting the reference to “US$3,000,000,000” and replacing same with a reference to “US$2,500,000,000”.

(b)	The definition of “CDOR One Month Rate” in Section 1.1 of the Credit Agreement is hereby amended by adding the following new proviso at the end of such definition:

“and provided, further, that if any such rate is below zero, the CDOR One Month Rate will be deemed to be zero;”

(c)

The definition of “Defaulting Lender” in Section 1.1 of the Credit Agreement is hereby amended by deleting the “or” at the end of paragraph (v) thereof, inserting an “or” at the end of paragraph (vi) thereof and adding the following new paragraph (vii) immediately after paragraph (vi) thereof:

“(vii)    that becomes the subject of a Bail-In Action;”

(d)	The definition of “Equivalent Amount” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

““Equivalent Amount” in one currency (the “First Currency”) of an amount in another currency (the “Other Currency”) means, as of the date of determination, the amount of the First Currency which would be required to purchase such amount of the Other Currency at the average exchange rate quoted by the Bank of Canada at approximately the close of business on the Business Day that such determination is required to be made (or, if such determination is required to be made before close of business on such Business Day, then at approximately close of business on the immediately preceding Business Day); provided that, in either case, if no such rate is quoted, it shall mean the spot rate of exchange for wholesale transactions quoted by the Agent at approximately noon (Toronto time) on such date of determination in accordance with its normal practice or, if such date of determination is not a Business Day, on the Business Day immediately preceding such date of determination;”

(e)	The definition of “Fed Funds Rate” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

““Fed Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York, based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time and as published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate, or, if such day is not a Business Day, such rate for the immediately preceding Business Day for which the same is published or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Agent, or in the case of a Swing Line Borrowing, the applicable Swing Line Lender, from three Federal funds brokers of recognized standing selected by the Agent or the applicable Swing Line Lender, acting reasonably; provided that if the Fed Funds Rate would be less than zero on any day, then such rate shall be deemed to be zero;”

(f)	The definition of “S&P” in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced by the following:

““S&P” means S&P Global Ratings, a division of S&P Global Inc., its Affiliates and their respective successors;”

(g)	The definition of “Maturity Date” in Section 1.1 of the Credit Agreement is hereby amended by deleting the reference to “July 16, 2020” and replacing same with a reference to “July 15, 2022”.

(h)	The following new definitions are added in alphabetical order in Section 1.1 of the Credit Agreement:

““Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution;

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule;

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a Lender Parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its Lender Parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway;

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution;

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time; and

“Write-Down and Conversion Powers” means with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule;”

(i)	Section 12.19(a) is hereby deleted in its entirety and replaced by the following:

“(a)

To the extent permitted by Applicable Law, each Defaulting Lender shall be required to provide to the Agent cash in such amount, as determined from time to time by the Agent in its reasonable discretion, equal to all obligations of such Defaulting Lender which are either then owing under this Agreement or, in the case of contingent obligations under any outstanding Letters of Credit or Swing Line Borrowings (after giving effect to the re-allocation provisions in Section 12.20), may become owing to any Fronting Bank or Swing Line Lender.”

(j)	A new Section 15.15 is hereby inserted immediately after Section 15.14 which reads as follows:

“15.15     Acknowledgement and Consent to Bail-In of EEA Financial Institutions

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)

the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)	the effects of any Bail-In Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)

a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its Lender Parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

(k)	Schedule J (Commitments) to the Credit Agreement is hereby deleted in its entirety and replaced with the form attached to this Amending Agreement as Appendix A.

Section 3       Representations and Warranties

The Borrower hereby represents and warrants as follows to each Lender and the Agent and acknowledges and confirms that each Lender and the Agent is relying upon such representations and warranties:

(a)

Corporate Existence and Authority: The Borrower is duly amalgamated and is validly subsisting under the laws of its jurisdiction of amalgamation and has full corporate power and authority to execute and deliver this Amending Agreement.

(b)

Authorization and Enforceability: The Borrower has taken or caused to be taken all necessary corporate action to authorize, and has duly executed and delivered, this Amending Agreement, and each of this Amending Agreement and the Amended Credit Agreement, is a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, winding up, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and to the equitable and statutory powers of the courts having jurisdiction.

(c)

Bringdown of Representations and Warranties: The representations and warranties contained in Section 2.1 of the Credit Agreement (other than Section 2.1(l) thereof which is intended to apply only as of the “Amendment Effective Date” as defined in the Credit Agreement) are true and correct in all material respects with the same effect as if made as of the date hereof.

The representations and warranties set out in this Amending Agreement shall survive the execution and delivery of this Amending Agreement and the making of each Drawdown until the Amended Credit Agreement has been terminated.

Section 4       Conditions Precedent

This Amending Agreement will become effective upon receipt by the Agent of all of the following:

(a)	a fully executed copy of this Amending Agreement;

(b)	all fees previously agreed in writing between the Borrower and the Agent; and

(c)	a fully executed withdrawal letter executed by each Withdrawing Lender in a form satisfactory to the Agent and the Borrower, each acting reasonably.

Section 5         References

On and after the date of this Amending Agreement, each reference in the Loan Documents to the Credit Agreement shall be to the Credit Agreement as supplemented and amended hereby, and except as the Credit Agreement is further supplemented or amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Amending Agreement shall constitute a Loan Document.

Section 6       No Waiver, etc.

Except as expressly stated herein, the execution and delivery of this Amending Agreement shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Credit Agreement or the other Loan Documents or any other agreements or instruments delivered in connection therewith or pursuant thereto nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents or any other agreements or instruments delivered in connection therewith or pursuant thereto.

Section 7       Counterparts

This Agreement may be executed in any number of counterparts, including by facsimile, PDF or other scanned copy by electronic mail, and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by facsimile, PDF or by otherwise sending a scanned copy by electronic mail shall be effective as delivery of manually executed counterpart of this Agreement. The word “executed” shall be deemed to include electronic signatures, which shall be of the same legal effect, validity and enforceability as a manually executed signature to the extent and as provided for under any applicable law.

Section 8         Governing Law

This Amending Agreement shall be governed by and construed and interpreted in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as an Alberta contract.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF the parties have caused this Amending Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ENCANA CORPORATION

Per:	/s/ Sherri A. Brillon
Name: Sherri A. Brillon
Title: Executive Vice-President & Chief Financial Officer

Per:	/s/ H. Jason Verhaest
Name: H. Jason Verhaest
Title: Vice-President, Planning & Treasurer

This signature page is attached to and forms part of the First Amending Agreement to the Restated Credit Agreement dated as of July 16, 2015 among Encana Corporation, as Borrower, each of the Lenders thereto, and Royal Bank of Canada, as Agent.

ROYAL BANK OF CANADA, as Administrative Agent

Per:	/s/ Yvonne Brazier
Name: Yvonne Brazier
Title: Manager, Agency Services

This signature page is attached to and forms part of the First Amending Agreement to the Restated Credit Agreement dated as of July 16, 2015 among Encana Corporation, as Borrower, each of the Lenders thereto, and Royal Bank of Canada, as Agent.

ROYAL BANK OF CANADA, as Lender

Per:	/s/ Mike Gaudet
Name: Mike Gaudet
Title: Authorized Signatory

Per:
Name:
Title:

This signature page is attached to and forms part of the First Amending Agreement to the Restated Credit Agreement dated as of July 16, 2015 among Encana Corporation, as Borrower, each of the Lenders thereto, and Royal Bank of Canada, as Agent.

CANADIAN IMPERIAL BANK OF COMMERCE, as Lender

Per:	/s/ Joelle Chatwin
Name: Joelle Chatwin
Title: Executive Director

Per:	/s/ Chris Perks
Name: Chris Perks
Title: Managing Director

This signature page is attached to and forms part of the First Amending Agreement to the Restated Credit Agreement dated as of July 16, 2015 among Encana Corporation, as Borrower, each of the Lenders thereto, and Royal Bank of Canada, as Agent.

THE TORONTO-DOMINION BANK, as Lender

Per:	/s/ Greg Hickaway
Name: Greg Hickaway
Title: Managing Director

Per:	/s/ Glen Cameron
Name: Glen Cameron
Title: Director

This signature page is attached to and forms part of the First Amending Agreement to the Restated Credit Agreement dated as of July 16, 2015 among Encana Corporation, as Borrower, each of the Lenders thereto, and Royal Bank of Canada, as Agent.

BANK OF MONTREAL, as Lender

Per:	/s/ Ebba Jantz
Name: Ebba Jantz
Title: Managing Director

Per:	/s/ Matthew Graf
Name: Matthew Graf
Title: Associate

This signature page is attached to and forms part of the First Amending Agreement to the Restated Credit Agreement dated as of July 16, 2015 among Encana Corporation, as Borrower, each of the Lenders thereto, and Royal Bank of Canada, as Agent.

THE BANK OF NOVA SCOTIA, as Lender

Per:	/s/ Albert Kwan
Name: Albert Kwan
Title: Director

Per:	/s/ Scarlett Crockatt
Name: Scarlett Crockatt
Title: Associate Director

This signature page is attached to and forms part of the First Amending Agreement to the Restated Credit Agreement dated as of July 16, 2015 among Encana Corporation, as Borrower, each of the Lenders thereto, and Royal Bank of Canada, as Agent.

NATIONAL BANK OF CANADA, as Lender

Per:	/s/ Erin R. Welte
Name: Erin R. Welte
Title: Authorized Signatory

Per:	/s/ Mark Williamson
Name: Mark Williamson
Title: Authorized Signatory

This signature page is attached to and forms part of the First Amending Agreement to the Restated Credit Agreement dated as of July 16, 2015 among Encana Corporation, as Borrower, each of the Lenders thereto, and Royal Bank of Canada, as Agent.

ATB FINANCIAL, as Lender

Per:	/s/ Yang Zhao
Name: Yang Zhao
Title: Associate Director

Per:	/s/ John Sullivan
Name: John Sullivan
Title: Senior Director

This signature page is attached to and forms part of the First Amending Agreement to the Restated Credit Agreement dated as of July 16, 2015 among Encana Corporation, as Borrower, each of the Lenders thereto, and Royal Bank of Canada, as Agent.

CREDIT SUISSE AG, TORONTO BRANCH, as Lender

Per:	/s/ Chris Gage
Name: Chris Gage
Title: Authorized Signatory

Per:	/s/ Szymons Ordys
Name: Szymons Ordys
Title: Authorized Signatory

This signature page is attached to and forms part of the First Amending Agreement to the Restated Credit Agreement dated as of July 16, 2015 among Encana Corporation, as Borrower, each of the Lenders thereto, and Royal Bank of Canada, as Agent.

WELLS FARGO BANK, N.A., as Lender

Per:	/s/ Nathan Starr
Name: Nathan Starr
Title: Vice President

Per:
Name:
Title:

This signature page is attached to and forms part of the First Amending Agreement to the Restated Credit Agreement dated as of July 16, 2015 among Encana Corporation, as Borrower, each of the Lenders thereto, and Royal Bank of Canada, as Agent.

FEDERATION DES CAISSES DESJARDINS DU QUEBEC, as Lender

Per:	/s/ Oliver Sumugod
Name: Oliver Sumugod
Title: Director

Per:	/s/ Matt van Remmen
Name: Matt van Remmen
Title: Director

This signature page is attached to and forms part of the First Amending Agreement to the Restated Credit Agreement dated as of July 16, 2015 among Encana Corporation, as Borrower, each of the Lenders thereto, and Royal Bank of Canada, as Agent.

SUMITOMO MITSUI BANKING CORPORATION, CANADA BRANCH, as Lender

Per:	/s/ Alfred Lee
Name: Alfred Lee
Title: Managing Director

Per:
Name:
Title:

This signature page is attached to and forms part of the First Amending Agreement to the Restated Credit Agreement dated as of July 16, 2015 among Encana Corporation, as Borrower, each of the Lenders thereto, and Royal Bank of Canada, as Agent.

BANK OF AMERICA, N.A., CANADA BRANCH, as Lender

Per:	/s/ James K.G. Campbell
Name: James K.G. Campbell
Title: Director

Per:
Name:
Title:

This signature page is attached to and forms part of the First Amending Agreement to the Restated Credit Agreement dated as of July 16, 2015 among Encana Corporation, as Borrower, each of the Lenders thereto, and Royal Bank of Canada, as Agent.

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., CANADA BRANCH, as Lender

Per:	/s/ John Hunt
Name: John Hunt
Title: Managing Director

Per:
Name:
Title:

This signature page is attached to and forms part of the First Amending Agreement to the Restated Credit Agreement dated as of July 16, 2015 among Encana Corporation, as Borrower, each of the Lenders thereto, and Royal Bank of Canada, as Agent.

BARCLAYS BANK PLC, as Lender

Per:	/s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

Per:
Name:
Title:

This signature page is attached to and forms part of the First Amending Agreement to the Restated Credit Agreement dated as of July 16, 2015 among Encana Corporation, as Borrower, each of the Lenders thereto, and Royal Bank of Canada, as Agent.

CITIBANK N.A., CANADIAN BRANCH, as Lender

Per:	/s/ Jonathan Cain
Name: Jonathan Cain
Title: Authorized Signatory

Per:
Name:
Title:

This signature page is attached to and forms part of the First Amending Agreement to the Restated Credit Agreement dated as of July 16, 2015 among Encana Corporation, as Borrower, each of the Lenders thereto, and Royal Bank of Canada, as Agent.

JPMORGAN CHASE BANK, N.A.,TORONTO BRANCH, as Lender

Per:	/s/ Jeffrey C. Miller
Name: Jeffrey C. Miller
Title: Executive Director

Per:
Name:
Title:

This signature page is attached to and forms part of the First Amending Agreement to the Restated Credit Agreement dated as of July 16, 2015 among Encana Corporation, as Borrower, each of the Lenders thereto, and Royal Bank of Canada, as Agent.

MIZUHO BANK, LTD., as Lender

Per:	/s/ Brad C. Crilly
Name: Brad C. Crilly
Title: Managing Director

Per:
Name:
Title:

This signature page is attached to and forms part of the First Amending Agreement to the Restated Credit Agreement dated as of July 16, 2015 among Encana Corporation, as Borrower, each of the Lenders thereto, and Royal Bank of Canada, as Agent.

EXPORT DEVELOPMENT CANADA, as Lender

Per:	/s/ Christopher Wilson
Name: Christopher Wilson
Title: Financing Manager

Per:	/s/ Christiane de Billy
Name: Christiane de Billy
Title: Principal

This signature page is attached to and forms part of the First Amending Agreement to the Restated Credit Agreement dated as of July 16, 2015 among Encana Corporation, as Borrower, each of the Lenders thereto, and Royal Bank of Canada, as Agent.

BANK OF CHINA (CANADA), as Lender

Per:	/s/ Liming Xiao
Name: Liming Xiao
Title: Head of Corporate Banking
Department

Per:
Name:
Title:

This signature page is attached to and forms part of the First Amending Agreement to the Restated Credit Agreement dated as of July 16, 2015 among Encana Corporation, as Borrower, each of the Lenders thereto, and Royal Bank of Canada, as Agent.

ICICI BANK CANADA, as Lender

Per:	/s/ Leslie Mathew
Name: Leslie Mathew
Title: Assistant Vice President,
Corporate & Commercial Banking

Per:	/s/ Anthony Coulthard
Name: Anthony Coulthard
Title: Senior Vice President,
Legal & Corporate Secretary

This signature page is attached to and forms part of the First Amending Agreement to the Restated Credit Agreement dated as of July 16, 2015 among Encana Corporation, as Borrower, each of the Lenders thereto, and Royal Bank of Canada, as Agent.

MORGAN STANLEY BANK, N.A., as Lender

Per:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

Per:
Name:
Title:

This signature page is attached to and forms part of the First Amending Agreement to the Restated Credit Agreement dated as of July 16, 2015 among Encana Corporation, as Borrower, each of the Lenders thereto, and Royal Bank of Canada, as Agent.

A-2

APPENDIX “A”

to

FIRST AMENDING AGREEMENT

Schedule “J” to the Agreement dated as of July 16, 2015 among ENCANA CORPORATION as Borrower, the financial and other institutions named therein from time to time as Lenders and ROYAL BANK OF CANADA as Agent

COMMITMENTS

AGENT:

Name	Notice Address
Royal Bank of Canada, as Administrative Agent	Royal Bank of Canada Agency Services Group Royal Bank Plaza P.O. Box 50, 200 Bay Street 12th Floor, South Tower Toronto, Ontario M5J 2W7 Attention: Manager, Agency Facsimile: (416) 842-4023

LENDERS:

Name	Syndicated Commitment	Fronting Bank Commitment	Swing Line Commitment
Royal Bank of Canada	US$285,000,000		US$100,000,000
Canadian Imperial Bank of Commerce	US$285,000,000		US$100,000,000
The Toronto-Dominion Bank	US$285,000,000		US$100,000,000
Bank of Montreal	US$240,000,000		US$100,000,000
The Bank of Nova Scotia	US$240,000,000		US$100,000,000
National Bank of Canada	US$240,000,000
ATB Financial	US$110,000,000
Credit Suisse AG, Toronto Branch	US$100,000,000
Wells Fargo Bank, N.A.	US$100,000,000
Federation des Caisses Desjardins du Quebec	US$85,000,000
Sumitomo Mitsui Banking Corporation, Canada Branch	US$85,000,000
Bank of America, N.A., Canada Branch	US$55,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd., Canada Branch	US$55,000,000
Barclays Bank PLC	US$55,000,000
Citibank N.A., Canadian Branch	US$55,000,000
JPMorgan Chase Bank, N.A., Toronto Branch	US$55,000,000
Mizuho Bank, Ltd.	US$55,000,000

A-2

Name	Syndicated Commitment	Fronting Bank Commitment	Swing Line Commitment
Export Development Canada	US$40,000,000
Bank of China (Canada)	US$25,000,000
ICICI Bank Canada	US$25,000,000
Morgan Stanley Bank, N.A.	US$25,000,000
TOTAL COMMITMENT	US$2,500,000,000	US$0	US$500,000,000

Exhibit B

Updated Form of U.S. Tax Compliance Certificate

(see attached)

Exhibit H-1 – FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

U.S. TAX COMPLIANCE CERTIFICATE

(For Lender Parties That Are Not A United States Person And That Are Not Partnerships For

U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of October 20, 2011 among Alenco Inc., a Delaware corporation (the “Borrower”), JPMORGAN CHASE BANK, N.A., as the Administrative Agent for the Lender Parties (as amended, modified, supplemented or amended and restated from time to time, the “Credit Agreement”) and each Lender Party from time to time party thereto.

Pursuant to the provisions of Section 2.15(e)(i) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the loans in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER PARTY]

By:_________________________________

Name:

Title:

Date: ________ __, 20[     ]

EXHIBIT H-2 – FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

U.S. TAX COMPLIANCE CERTIFICATE

(For Participants That Are Not A United States Person And That Are Not Partnerships For U.S. Federal

Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of October 20, 2011 among Alenco Inc., a Delaware corporation (the “Borrower”), JPMORGAN CHASE BANK, N.A., as the Administrative Agent for the Lender Parties (as amended, modified, supplemented or amended and restated from time to time, the “Credit Agreement”) and each Lender Party from time to time party thereto.

Pursuant to the provisions of Section 2.15(e)(i) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:_________________________________

Name:

Title:

Date: ________ __, 20[     ]

EXHIBIT H-3– FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

U.S. TAX COMPLIANCE CERTIFICATE

(For Participants That Are Not A United States Person And That Are Partnerships For U.S. Federal

Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of October 20, 2011 among Alenco Inc., a Delaware corporation (the “Borrower”), JPMORGAN CHASE BANK, N.A., as the Administrative Agent for the Lender Parties (as amended, modified, supplemented or amended and restated from time to time, the “Credit Agreement”) and each Lender Party from time to time party thereto.

Pursuant to the provisions of Section 2.15(e)(i) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with Internal Revenue Service Form W-8IMY accompanied by one of the following Internal Revenue Service forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E; or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:_________________________________

Name:

Title:

Date: ________ __, 20[     ]

2

EXHIBIT H-4– FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

U.S. TAX COMPLIANCE CERTIFICATE

(For Lender Parties That Are Not A United States Person And That Are Partnerships For U.S. Federal

Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement, dated as of October 20, 2011 among Alenco Inc., a Delaware corporation (the “Borrower”), JPMORGAN CHASE BANK, N.A., as the Administrative Agent for the Lender Parties (as amended, modified, supplemented or amended and restated from time to time, the “Credit Agreement”) and each Lender Party from time to time party thereto.

Pursuant to the provisions of Section 2.15(e)(i) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the loans in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such loans, (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following Internal Revenue Service forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E; or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER PARTY]

By:_________________________________

3

Name:

Title:

Date: ________ __, 20[     ]

4